DEED OF TERMINATION AND MUTUAL RELEASE Dated: Aug, 8, 2012

This Deed of Termination and Mutual Release is made between:

Yinfu Gold Corporation (formerly known as Element92 Resources Corp.) ("YGC"), a company incorporated under the laws of Wyoming, United States of America with principal place of business at 713 Prudential Tower, The Gateway, Harbour City, 21 Canton Road,Tsimshatsui, Kowloon, Hong Kong

And

Joyous Fame International Limited ("JFL"), acompany incorporated in the British Virgin Islands; whose address is

WHEREAS:

(A) YGC and the JFL entered into the Revision Agreement to the Sale & Purchase Agreement for the Acquisition of 100% of the Shares and Assets of JFL (as defined below) pursuant to which YGC agreed to acquire and the JFL agreed to deliver 100% of the shares and assets of JFL held by them (the "Acquisition") on the terms and conditions as set out therein.

(B) Pursuant to the Sale & Purchase Agreement, in the consideration of the Acquisition of which 76,500,000 Consideration Shares in aggregate were issued to entities as specified by JFL (rhe"Allottees").

(C) As at the date of this Deed, an aggregate of 76,500,000 Consideration Shares have been issued to the Allottees.

(D) The Parties have elected to terminate the Sale & Purchase Agreement and to return the 76,500,000 Consideration Shares to YGC for cancellation on the terms and subject to the conditions of this Deed.

(E) JFL represents that the main asset, the Penglai gold mining operations, was unable to generate profits as original envisaged without tremendous expenditure to satisfy the tighten regulations on mining and upgraded safety regulations issued by both the local provincial government and central government as a result of mining incidents occurred in the past two years.

NOW THIS DEED WITNESSETH AS FOLLOWS:

1. Definitions and Interpretation

1.1 In this Deed, unless the context otherwise requires, the provisions in this Clause 1.1 apply: "Allottees" means Tarn Kam Ming and Golden Vanguard Limited.;

"business day" a day (other than Saturday) on which banks in Hong Kong are generally open forbusiness;

"Consideration Shares" means the issued and paid-up ordinary shares in the capital of YGC which have been /to be issued pursuant to the terms of the Sale & Purchase Agreement;

"JFL" means Joyous Fame International Limited, a company incorporated in the British Virgin Islands;

"Effective Date" means the third business day after execution of this Deed by all the Parties ;

"Issued Consideration Shares" means the 76,500,000 issued and paid-up ordinary shares in the capital of YGC which have been issued to the Allottees pursuant to the terms of the Sale &Purchase Agreement, which details are set out in schedule 2 to this Deed;

"Parties" means YGC, the JFL and the Allottees, and "Party" shall mean any of them; "Person" means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or other entity;

"Sale & Purchase Agreement" means the sale and purchase agreement entered into between YGC and the JFL, a copy of which is set out in schedule 1 of this Deed; and JFL.

1.2 References to YGC, JFL shall include their respective assigns or successors-in-interest.

2. Effective Date and Termination

The Parties hereby acknowledge and agree that this Deed became effective on the Effective Date, ie. the third business day after execution of this Deed by all the Parties.

3. Termination of the Sale & Purchase Agreement

In consideration of the mutual premises and releases herein contained the Parties hereby acknowledge and agree by mutual consent that the Sale & Purchase Agreement was terminated with effect from the Effective Date without the need for any further action on the part of any of the Parties.

4. Return and Cancellation of the Issued Consideration Shares In consideration of the mutual premises and releases herein contained:

(a) the Allottees hereby agree and return the Issued Consideration and all certificates representing the Issued Consideration Shares Shares to YGC for cancellation; and

(b) JFL agrees and undertakes to carry out all the necessary procedures to cancel the Issued Consideration Shares immediately. Any shares not returned to by JFL to YGC will be reported to Transfer Online as "lost". Any share certificates not returned to by JFL to YGC will be reported to Transfer Online as "lost" and JFL will immediately execute any documents required to confirm that the certificate(s) have been lost.

5. Announcement Both YGC and JFL agree that YGC shall, within two days after the date of this Deed, issue an announcement in relation to the termination of the Sale & Purchase Agreement.

6. Acknowledgment, confirmation, representation and warranty

6.1 The Parties acknowledge and confirm that the JFL obligations under the Sale & Purchase Agreement be lapsed and terminated, the Allottees' obligations as shareholder of YGC be lapsed and terminated and YGC's obligations under the Sale & Purchase Agreement be lapsed and terminated.

6.2 YGC represents and warrants that it has obtained the necessary approval from its board of directors (an original of the board resolution of YGC is provided herewith), has the full right, power and authority to enter into and perform its obligations under this Deed, has complied with all statutory and other requirements in relation thereto under the applicable laws and has taken all corporate actions and obtained all necessary governmental or other consents, authorizations or approvals requisite for the transactions herein contemplated and this Deed, when executed and delivered, will be valid and binding on YGC enforceable in accordance with its terms. YGC further represents and warrants that the entering into this Deed and the transactions contemplated hereunder, including but not limited to the JFL returning the 76,500,000 Consideration Shares to YGC for cancellation, comply with and do not contravene the constitutional documents of YGC and the applicable laws and regulations.

6.3 Each of YGC and JFL represents and warrants that they have obtained the necessary approval from their respective board of directors (an original of the board resolution is provided herewith), have the full right, power and authority to enter into and perform their respective obligations under this Deed, have complied with all statutory and other requirements in relation thereto under the applicable laws and has taken all corporate actions and obtained all necessary governmental or other consents, authorizations or approvals requisite for the transactions herein contemplated and this Deed, when executed and delivered, will be valid and binding on them enforceable in accordance with its terms.

6.4 Each of the Parties represents and warrants that it has the full right, power and authority to enter into and perform its obligations under this Deed, has complied with all statutory and other requirements in relation thereto under the applicable laws and has taken all actions and obtained all necessary governmental or other consents, authorizations or approvals requisite for the transactions herein contemplated and this Deed, when executed and delivered, will be valid and binding on it enforceable in accordance with its terms.

7. Mutual Release

7.1 In consideration of the mutual premises and releases herein contained: (a) YGC does hereby with effect from the Effective Date, fully and forever release and discharge each of the JFL and their respective successors, assigns, directors, officers, representatives, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Sale & Purchase Agreement, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted; And

(b) YGC does hereby with effect from the Effective Date, fully and forever release and discharge JFL and their respective successors, assigns, directors, officers, representatives, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Consideration Shares, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted; and

(c) JFL does hereby with effect from the Effective Date, fully and forever release and discharge YGC and their respective successors, assigns, directors, officers, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Sale &Purchase Agreement, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted.

8. Third Party Rights This Deed is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties hereto or otherwise create any third-party beneficiary hereto.

9. Notices All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, posted prepaid, to the Parties.

10. Execution This Deed may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

11. Governing Law This Deed is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of Wyoming, USA.

In witness whereof we have caused this Deed to be executed as a deed on the day and year first above written.

/s/ TsapWai Ping
Yinfu Gold Corp (forrtierly known-as"Element92 Resources Corp.)
TsapWai Ping. Sole Director and President

/s/ Wilson Huang Dong Sheng
Joyous Fame International Limited
Wilson Huang Dong Sheng Managing Director